EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share as calculated in accordance with FASB 128.

                                                                                Three months Ended April 30,
                                                                                ----------------------------
                                                                       1999                                    1998
                                                           ------------------------------        ------------------------------
                                                              Basic              Diluted             Basic              Diluted
NUMERATOR:

   Net (loss) from continuing operations                   $ (672,681)        $  (672,681)       $  (395,207)       $  (395,207)
   Net income (loss) from discontinued operations           1,366,518           1,366,518           (408,190)          (408,190)
                                                           ----------         -----------        -----------        -----------

Net income (loss)                                          $  693,837         $   693,837        $  (803,397)       $  (803,397)
                                                           ==========         ===========        ===========        ===========
DENOMINATOR:

   Weighted average shares outstanding                      6,861,005           6,861,005          8,111,005          8,111,005
                                                           ----------         -----------        -----------        -----------

     Stock options and warrants                                    --                  --                 --                 --
                                                           ----------         -----------        -----------        -----------

Weighted average shares outstanding                         6,861,005           6,861,005          8,111,005         8,111,,005
                                                           ==========         ===========        ===========        ===========

Earnings (loss) per share - continuing operations          $    (0.10)        $     (0.10)       $     (0.05)       $     (0.05)
Earnings (loss) per share - discontinued operations        $     0.20         $      0.20        $     (0.05)       $     (0.05)
                                                           ----------         -----------        -----------        -----------

Earnings (loss) per share                                  $     0.10         $      0.10        $     (0.10)       $     (0.10)
                                                           ==========         ===========        ===========        ===========

                                                                                Six months Ended April 30,
                                                                                ---------------------------
                                                                       1999                                    1998
                                                           ------------------------------        ------------------------------
                                                              Basic              Diluted             Basic              Diluted
NUMERATOR:

   Net (loss) from continuing operations                   $(1,199,255)       $(1,199,255)       $  (395,207)       $  (395,207)
   Net income (loss) from discontinued operations            3,600,388          3,600,388           (966,723)          (966,723)
                                                           -----------        -----------        -----------        -----------

Net income (loss)                                          $ 2,401,133        $ 2,401,133        $(1,361,930)       $(1,361,930)
                                                           ===========        ===========        ===========        ===========
DENOMINATOR:

   Weighted average shares outstanding                       6,733,933          6,733,933          7,356,861          7,356,861
                                                           -----------        -----------        -----------        -----------

     Stock options and warrants                                     --                 --                 --                 --
                                                           -----------        -----------        -----------        -----------

Weighted average shares outstanding                          6,733,933          6,733,933          7,356,861          7,356,861
                                                           ===========        ===========        ===========        ===========

Earnings (loss) per share - continuing operations          $     (0.18)       $     (0.18)       $     (0.06)       $     (0.06)
Earnings (loss) per share - discontinued operations        $      0.54        $      0.54        $     (0.13)       $     (0.13)
                                                           -----------        -----------        -----------        -----------

Earnings (loss) per share                                  $      0.36        $      0.36        $     (0.19)       $     (0.19)
                                                           ===========        ===========        ===========        ===========

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